Exhibit 10.1

FORM OF WAIVER

The undersigned, the holder (the “Holder”) of that certain Subordinated Unsecured Promissory Note dated as of July 31, 2009, as amended by Amendment No. 1 to Subordinated Unsecured Promissory Note dated as of April 30, 2010, made by Great American Group, Inc. (the “Company”) in the original aggregate principal amount of $[        ] (as amended, the “Note”), hereby agrees to an extension of the payment due date for the principal payment due under the Note on July 31, 2011 until [August 31, 2011/October 15, 2011/December 15, 2011]. Interest shall continue to accrue on the unpaid principal amount of the Note at [three and three quarters/twelve] percent ([3.75/12.0]%) as set forth in the Note and not at the Default Rate (as that term is defined in the Note), and the Note may continue to be prepaid in whole or in part by the Company without penalty in accordance with Section 2 of the Note. Nothing in this Waiver shall be deemed to constitute a waiver of compliance by the Company with any other term or provision of the Note, including payments of principal required to be made by the undersigned on any date other than July 31, 2011 and any payments of interest required to be made to the undersigned.

The waiver set forth above shall be limited precisely as written. Except as expressly set forth herein, the terms, provisions and conditions of the Note shall remain in full force and effect.

Dated: [July 29, 2011/August 3, 2011]

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Agreed and Accepted by:

GREAT AMERICAN GROUP, INC.

By:	/S/ PAUL ERICKSON
Paul Erickson, Chief Financial Officer